UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2008

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of
incorporation or organization)

1-8022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(904) 359-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 24, 2008, the Board of Directors approved forms of indemnity agreements (the "Form Agreements") between the Company and its current and future directors and certain of its current and future officers.  The Form Agreements, among other things, indemnify a director or officer, respectively, under the circumstances and to the extent provided for therein, for expenses, judgments, fines and certain other amounts such director or officer may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director or officer, to the fullest extent permitted under Virginia law and the Company's Articles of Incorporation and Bylaws.  The Form Agreements are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits required to be filed by Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Form of Director Indemnity Agreement

10.2	Form of Officer Indemnity Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ David A. Boor
Name: David A. Boor
Title: Vice President - Tax and Treasurer

Date: June 30, 2008